Exhibit 99.1




                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholder
United Musical Instruments Holdings, Inc.
Elkhart, Indiana


We have audited the accompanying consolidated balance sheets of United Musical Instruments Holdings, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of income and retained earnings, comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Musical Instruments Holdings, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                        Crowe, Chizek and Company LLP

Elkhart, Indiana
February 18, 2000, except for Note 5
  as to which the date is March 30, 2000

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
             CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------

                                                         1 9 9 9                        1 9 9 8
                                                         -------                        -------
                                                                  %  to                          %  to
                                                Amount            Sales       Amount             Sales
                                             -----------         ------    ------------         ------
Sales                                        $63,453,606         100.00%   $ 61,939,485         100.00%

Cost of goods sold                            42,678,542          67.26      45,204,968          72.98
                                             -----------         ------    ------------         ------


GROSS MARGIN                                  20,775,064          32.74      16,734,517          27.02

Operating expenses                            12,463,376          19.64      12,876,840          20.79
                                             -----------         ------    ------------         ------


INCOME BEFORE OTHER EXPENSE                    8,311,688          13.10       3,857,677           6.23

Other income (expense)
     Interest expense                         (3,745,394)         (5.90)     (4,232,886)         (6.84)
     Interest and finance charges              1,517,793           2.39       1,512,286           2.44
     Foreign currency  transaction
       exchange gain (loss)                      311,228            .49        (328,623)          (.53)
     Other income (expense)                       89,901            .14         (76,466)          (.12)
                                             -----------         ------    ------------         ------

                                              (1,826,472)         (2.88)     (3,125,689)         (5.05)
                                             -----------         ------    ------------         ------


INCOME FROM OPERATIONS
  BEFORE INCOME TAXES                          6,485,216          10.22         731,988           1.18

Provision (benefit) for income taxes
  (Note 2)                                     2,493,649           3.93        (509,821)          (.82)
                                             -----------         ------    ------------         ------


NET INCOME                                     3,991,567           6.29%      1,241,809           2.00%
                                                                 ======                         ======

Retained earnings at
  beginning of year                            9,453,892                      8,212,083
                                             -----------                   ------------


RETAINED EARNINGS AT
  END OF YEAR                                $13,445,459                   $  9,453,892
                                             ===========                   ============


--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------

                                                          1999           1998
                                                       ----------     -----------
Net income                                             $3,991,567     $ 1,241,809
Other comprehensive income, net of tax:
     Foreign currency translation adjustments              17,338         (70,598)
                                                       ----------     -----------
Comprehensive income                                   $4,008,905     $ 1,171,211
                                                       ==========     ===========


--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998

--------------------------------------------------------------------------------

                                                                         1999            1998
                                                                      -----------     -----------
ASSETS
Current assets
     Cash                                                             $   890,407     $ 1,349,629
     Accounts and notes receivable (after allowance
       for doubtful accounts of $2,000,000 in 1999 and 1998)           34,009,808      33,639,008
     Inventories (Note 3)                                              27,728,871      27,290,698
     Prepaid expenses                                                      98,893         175,825
     Refundable income taxes                                                   --       1,053,362
                                                                      -----------     -----------
          Total current assets                                         62,727,979      63,508,522

Net property, plant and equipment (Note 4)                             10,304,210      10,795,628

Other assets
     Long-term accounts and notes receivable                            2,500,927       2,670,023
     Intangible pension asset                                             491,618         751,900
     Other                                                                 66,063          90,372
                                                                      -----------     -----------
                                                                        3,058,608       3,512,295
                                                                      -----------     -----------

                                                                      $76,090,797     $77,816,445
                                                                      ===========     ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
     Notes payable (Notes 5 and 6)                                    $26,424,390     $32,686,122
     Accounts payable                                                   2,147,949       3,260,945
     Accrued income taxes                                                 994,800              --
     Deferred income taxes                                                747,000         937,000
     Other current liabilities                                          3,836,704       3,744,071
                                                                      -----------     -----------
          Total current liabilities                                    34,150,843      40,628,138

Noncurrent liabilities
     Notes payable (Notes 5 and 6)                                     26,275,652      25,000,000
     Other liabilities                                                    604,147       1,234,616
     Deferred income taxes                                              1,565,000       1,479,000
                                                                      -----------     -----------
                                                                       28,444,799      27,713,616

Shareholder's equity
     Common stock, no par value: 100 shares
       authorized and 10 shares outstanding                                 1,000           1,000
     Equity adjustment from foreign currency
       translation                                                         48,696          19,799
     Retained earnings                                                 13,445,459       9,453,892
                                                                      -----------     -----------
                                                                       13,495,155       9,474,691
                                                                      -----------     -----------

                                                                      $76,090,797     $77,816,445
                                                                      ===========     ===========


--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1999 and 1998

--------------------------------------------------------------------------------

                                                                          1999              1998
                                                                      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                       $  3,991,567      $  1,241,809
     Adjustments to reconcile net income to
       net cash from operating activities
          Depreciation                                                   1,610,169         1,524,607
          Loss on sale of fixed assets                                      16,250             4,020
          Provision for losses on accounts receivable                      502,347         3,060,067
          Deferred income taxes                                           (104,000)         (399,000)
          Foreign currency translation exchange (gain) loss               (311,228)          328,623
          Equity adjustment from foreign currency
            translation                                                     28,897          (117,663)
          Change in assets and liabilities
               Accounts receivable                                        (704,051)       (4,973,797)
               Inventories                                                (438,113)        2,140,169
               Other current assets                                      1,130,294          (735,448)
               Intangible pension asset                                    260,282            82,100
               Other assets                                                 24,309           (15,755)
               Accounts payable and accrued expenses                       (25,563)        2,172,176
               Other liabilities                                          (630,469)          113,939
                                                                      ------------      ------------
                    Net cash from operating activities                   5,350,631         4,425,847

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                               (1,140,001)       (1,555,832)
     Proceeds from sale of equipment                                         5,000             3,000
                                                                      ------------      ------------
          Net cash from investing activities                            (1,135,001)       (1,552,832)

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on debt                                        (15,274,852)       (5,719,772)
     Proceeds from issuance of debt                                     10,600,000         3,500,000
                                                                      ------------      ------------
          Net cash from financing activities                            (4,674,852)       (2,219,772)
                                                                      ------------      ------------

Net change in cash                                                        (459,222)          653,243

Cash at beginning of year                                                1,349,629           696,386
                                                                      ------------      ------------

CASH AT END OF YEAR                                                   $    890,407      $  1,349,629
                                                                      ============      ============

Supplemental disclosures of cash flow information
     Cash paid during the year for
          Interest                                                    $  3,835,827      $  4,160,902
          Income taxes                                                     549,487           619,433

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

--------------------------------------------------------------------------------


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS: The Company is a holding company for its wholly owned subsidiary, United Musical Instruments USA, Inc., which manufacturers musical instruments and sells to distributors and retailers worldwide. The Company maintains cash at local banks and at times may be in excess of FDIC insurance limits.

BASIS OF PRESENTATION: United Musical Instruments Holdings, Inc. is a wholly-owned subsidiary of BIM Holding AG. These financial statements present only the financial position, results of operations and cash flows of United Musical Instruments Holdings, Inc. and its subsidiaries.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of United Musical Instruments Holdings, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: In preparing financial statements, management must make estimates and assumptions. These estimates and assumptions affect the amounts reported for assets, liabilities, revenue, and expenses, as well as affecting the disclosures provided. Future results could differ from the current estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS: The Company establishes an allowance for doubtful accounts based on historical expense and estimates regarding collectibility of accounts receivable. Should future actual bad debts exceed management's current estimates, significant losses could occur. At December 31, 1999, no estimate can be made of the amount of loss, or range of loss, that is reasonably possible should bad debts exceed management's estimates.

INVENTORIES: Domestic inventories are stated at the lower of cost (last-in, first-out method) or market. Foreign inventories are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT: Assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

ACCOUNTING FOR INCOME TAXES: The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.

FOREIGN CURRENCY TRANSLATION: The Company translates all assets and liabilities to U.S. dollars using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates during the period. Resulting translation adjustments are recorded as a separate component of shareholder's equity.

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

--------------------------------------------------------------------------------


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

COMPREHENSIVE INCOME: Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", became effective for the first time in 1998. Comprehensive income is a broad term which includes net income and other elements of comprehensive income, which includes foreign currency translation adjustments. Comprehensive income is reported in the financial statements as a separate component in the Consolidated Statements of Comprehensive Income.


NOTE 2 - PROVISION FOR INCOME TAXES

The provision for income taxes consists of the following:

                                                                              1999             1998
                                                                           -----------      -----------
     Current income taxes
          Federal                                                          $ 2,148,408      $  (154,576)
          State                                                                449,241           43,755
                                                                           -----------      -----------
                                                                             2,597,649         (110,821)
     Deferred income taxes                                                    (104,000)        (399,000)
                                                                           -----------      -----------
          Total expense attributable to operations                           2,493,649         (509,821)

     Deferred expense allocated to foreign currency
       translation adjustments                                                  11,559          (47,065)
                                                                           -----------      -----------

                                                                           $ 2,505,208      $  (556,886)
                                                                           ===========      ===========

Deferred tax assets and liabilities are comprised of the following:

                                                                              1999             1998
                                                                           -----------      -----------
     Deferred tax liabilities                                              $ 3,482,000     $ 3,519,000

     Deferred tax assets                                                     1,170,000       1,103,000

No valuation allowance was provided on deferred tax assets.

Income tax expense differs from expense at statutory rates due to the tax effect of foreign operations.

The Company's deferred tax liabilities result primarily from temporary tax and financial differences in inventories and depreciation of property, plant and equipment. The deferred tax assets result primarily from temporary tax and financial differences in certain accrued expenses.

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

--------------------------------------------------------------------------------


NOTE 3 - INVENTORIES

Inventories at December 31, 1999 and 1998 consist of the following:

                                                                              1999            1998
                                                                           -----------     -----------
     Raw materials                                                         $ 3,704,855     $ 3,118,810
     Work in process                                                        10,848,442      12,091,026
     Finished goods                                                         16,348,445      16,067,099
                                                                           -----------     -----------
          Total inventories at FIFO                                         30,901,742      31,276,935
     LIFO reserve                                                            3,172,871       3,986,237
                                                                           -----------     -----------

                                                                           $27,728,871     $27,290,698
                                                                           ===========     ===========

The effect of determining cost of inventories by the LIFO method as compared with the FIFO method was to increase net income by approximately $448,000 and $359,000 for the years ended December 31, 1999 and 1998, respectively.


NOTE 4 - NET PROPERTY, PLANT AND EQUIPMENT

Net property, plant and equipment consists of the following at December 31, 1999 and 1998:

                                                                         1999            1998
                                                                      -----------     -----------
Land                                                                  $   171,000     $   171,000
Buildings and improvements                                              6,496,561       6,472,971
Machinery and equipment                                                11,836,131      10,735,266
Office equipment                                                        4,472,658       3,827,124
Construction in progress                                                  427,495       1,208,256
                                                                      -----------     -----------
                                                                       23,403,845      22,414,617
Accumulated depreciation                                               13,099,635      11,618,989
                                                                      -----------     -----------

                                                                      $10,304,210     $10,795,628
                                                                      ===========     ===========

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

--------------------------------------------------------------------------------


NOTE 5 - NOTES PAYABLE

The Company has revolving credit agreements with Forenings Sparbanken AB, Sweden. The agreements provide for maximum borrowings of $41,500,744 (45,255,319 in 1998), which are subject to certain limitations and consist of various short-term notes. Interest is at 1.1% over the London Interbank Offered Rate (LIBOR). The agreements are secured by substantially all of the assets of the Company. The outstanding balance under this agreement was $41,500,744 and $45,255,319 at December 31, 1999 and 1998, respectively. On March 30, 2000 and December 31, 1998, the Company amended the loan agreement with Forenings Sparbanken AB which extended the maturity date on $25,000,000 of the notes until March 2001 and 2000, respectively. Accordingly, the current and long-term notes payable on the December 31, 1999 and 1998 balance sheets reflect these modifications.

The Company has an $11,000,000 demand line of credit agreement with Bank One, Indiana, N.A., Elkhart, Indiana at December 31, 1999. Interest accrues at LIBOR rate plus an applicable spread, and the agreement is secured by accounts receivable, inventory and equipment. The outstanding balance under this agreement was $9,000,000 at December 31, 1999.

The Company had a $10,000,000 demand line of credit agreement with National City Bank, South Bend, Indiana at December 31, 1998. Interest was at 2.5% over LIBOR rate (bank's prime rate in 1997) and the agreement was secured by accounts receivable, inventory and equipment. The outstanding balance under this agreement was $9,500,000 at December 31, 1998.

Additionally, notes payable at December 31, 1999 and 1998 include other short-term notes payable to foreign lending institutions totaling $624,424 and $1,064,033, respectively. Interest rates on these notes varied between 2.85% to 6.75%. The agreements are secured by substantially all assets of one of the Company's subsidiaries.


NOTE 6 - INSTALLMENT NOTES PAYABLE

Installment notes payable at December 31, 1999 and 1998 consisted of the following:

                                                                                        1999                1998
                                                                                     -----------         ----------
     Note payable to Bank One, Indiana, N.A., Elkhart, Indiana, payable in monthly installments of $36,500 including interest through December 2004, interest accrued at LIBOR rate plus an applicable spread; secured by
     accounts receivable, inventory and equipment.                                   $ 1,574,874         $       --

     Prime rate note payable to National City Bank, South Bend, Indiana, payable in monthly installments of $41,035 including interest through June 2003;
     secured by accounts receivable, inventory and equipment; refinanced during
     1999                                                                                     --          1,835,710

                                                                                        1999                1998
                                                                                     -----------         ----------

     Prime rate note payable to National City Bank, South Bend, Indiana, payable in monthly installments of $35,800 through January 1999; secured by
     computer equipment.                                                             $        --         $   23,274
                                                                                     -----------         ----------

                                                                                       1,574,874          1,858,984

     Current maturities                                                                  299,222          1,858,984
                                                                                     -----------         ----------

                                                                                     $ 1,275,652         $       --
                                                                                     ===========         ==========

The notes payable (Note 5) and installment notes payable with Bank One, Indiana, N.A. are subject to various loan covenants relating to certain financial ratios. At December 31, 1999, the Company was in compliance these covenants.

Principal payments on installments notes are due as follows:

          2000                               $299,222
          2001                                329,721
          2002                                362,843
          2003                                399,291
          2004                                183,797


NOTE 7 - PENSION PLAN

The Company has a defined benefit pension plan covering substantially all hourly employees covered by the collective bargaining agreement at the Eastlake, Ohio, facility. Effective December 31, 1998, the Company has elected the disclosure requirements of Statement of Financial Accounting Standards No. 132, Employer's Disclosures about Pension and Other Postretirement Benefits.

Information regarding the Company's defined benefit plan at December 31, 1999 and 1998, is shown below:

                                                                              1999             1998
                                                                           -----------      -----------
     Projected benefit obligation                                          $(4,203,815)     $(4,560,659)
     Plan assets at market value                                             3,875,320        3,620,634
                                                                           -----------      -----------
     Funded status                                                            (328,495)        (940,025)

                                                                        1999          1998
                                                                      --------      --------
     Net prepaid pension cost recognized
       in the balance sheet                                           $163,123      $124,462
     Benefit cost                                                      226,012       228,694
     Employer contributions                                            264,673       265,156
     Benefits paid                                                     285,842       268,318

Assumptions used:
     Discount rate                                                        8.00%         7.00%
     Expected return on plan assets                                       8.50%         8.50%
     Rate of compensation increase                                        7.50%         7.50%

There are no participant contributions under the plan.


NOTE 8 - PROFIT SHARING PLAN

The Company has a profit sharing plan containing Internal Revenue Code Section 401(k) provisions. The plan covers substantially all employees not covered by the collective bargaining agreement. The Company is required to contribute a certain percentage of employee contributions. Additional contributions are discretionary. The expense for the years ended December 31, 1999 and 1998 was $221,955 and $249,571, respectively.


NOTE 9 - ENVIRONMENTAL REMEDIATION LIABILITIES

At December 31, 1999 and 1998, the Company is involved in environmental remediation projects at their Eastlake, Ohio and Nogales, Arizona locations.

The Company has complied with substantially all provisions of consent agreements with the Arizona Department of Environmental Quality and the City of Nogales, relative to the remediation performed at their Nogales location and with the United States Environmental Protection Agency relative to remediation performed at their Eastlake location. The Company has on-going testing and reporting requirements at each location.

The estimated remaining cost of these remediation projects is approximately $331,000 and $310,000 and is included in other current liabilities at December 31, 1999 and 1998, respectively. It is the opinion of management that no material additional costs will be incurred, based on current testing results and their assumptions about future testing results at each location. This estimate may change depending on actual results of future testing. At December 31, 1999, no estimate can be made of the amount of loss, or range of loss, that is reasonably possible should actual environmental costs exceed management's estimates.

                    UNITED MUSICAL INSTRUMENTS HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

--------------------------------------------------------------------------------


NOTE 10 - PENDING LITIGATION

The Company is a party to various legal proceedings. In management's opinion, the Company has adequate legal defenses and management does not believe that they will materially affect the Company's operations or financial position.


NOTE 11 - SELF-INSURANCE

The Company is responsible for health costs of substantially all of its employees. The Company has a stop loss policy for claims of individual employees. At December 31, 1999 and 1998 management has estimated the amount of pending claims on these dates. Future operating results could be affected should actual claims differ from management's current estimate.